Exhibit 99.1

Synergy Pharmaceuticals Announces New Plecanatide Data Presentations at Upcoming Scientific Meeting and Provides Update on IBS-C Program

NEW YORK — SEPTEMBER 28, 2016 — Synergy Pharmaceuticals Inc. (NASDAQ:SGYP) today announced that the company will present new data on plecanatide, an investigational compound for the treatment of chronic idiopathic constipation (CIC) and irritable bowel syndrome with constipation (IBS-C), at the American College of Gastroenterology (ACG) annual scientific meeting at The Venetian in Las Vegas, October 14-19, 2016.

The following two posters will be presented in Hall C on Monday, October 17th from 10:30 a.m.-4:00 p.m. PT with author presentation at the poster from 1:00-2:15 p.m. PT:

•                  P1041A. Efficacy and Safety of Plecanatide in the Treatment of Chronic Idiopathic Constipation (CIC): Pooled Results from Two Phase 3 Studies

*2016 ACG Presidential Poster Award

•                  Presenter: Satish S.C. Rao, MD, PhD, Professor of Medicine, Division Chief Fellowship Program Director, Director Digestive Health Center

•                  P1120. Safety and Tolerability of Plecanatide in Patients with Chronic Idiopathic Constipation: Long-term Evidence from an Open-Label Study

•                  Presenter: Marianela De La Portilla, MD, Genome Research Group, Miami, FL

Plecanatide is a once-daily, orally-administered compound currently being evaluated by the U.S. Food and Drug Administration (FDA) for the treatment of CIC and the Prescription Drug User Fee Act (PDUFA) target action date for plecanatide is January 29, 2017.

In addition, Synergy has already completed patient recruitment for the two double-blind placebo-controlled phase 3 clinical trials with plecanatide in IBS-C and remains on-track to report top-line data from both trials in the fourth quarter of this year. Pending approval in the CIC indication, Synergy plans to file a New Drug Application Supplement with Clinical Data (sNDA) for plecanatide in IBS-C in the first quarter of 2017 and expects a 10-month review period from submission.

About Chronic Idiopathic Constipation (CIC)

CIC affects 14 percent of the population in North America, disproportionately affecting women and older adults. People with CIC have persistent symptoms of difficult and infrequent bowel movements. CIC can severely impact people’s daily lives, increasing stress levels and anxiety.

About Plecanatide

Plecanatide is a peptide made up of 16 amino acids and, with the exception of a single amino acid substitution, it is identical to uroguanylin. Plecanatide is the first investigational drug designed to replicate the function of uroguanylin, a naturally occurring and endogenous human GI peptide which acts in a pH-dependent manner targeting GC-C receptors primarily in the proximal small intestine. Plecanatide stimulates fluid secretion and promotes stool consistency necessary to support normal bowel function.

About Synergy Pharmaceuticals

Synergy is a biopharmaceutical company focused on the development and commercialization of novel GI therapies. The company has pioneered discovery, research and development efforts around uroguanylin analogs for the treatment of functional GI disorders and inflammatory bowel disease. Synergy’s proprietary uroguanylin analog technology platform includes two lead product candidates — plecanatide and dolcanatide. For more information, please visit www.synergypharma.com.

Forward-Looking Statement

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward- looking words such as “anticipate,” “planned,” “believe,” “forecast,” “estimated,” “expected,” and “intend,” among others. These forward-looking statements are based on Synergy’s current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, substantial competition; our ability to continue as a going concern; our need for additional financing; uncertainties of patent protection and litigation; uncertainties of government or third party payer reimbursement; limited sales and marketing efforts and dependence upon third parties; and risks related to failure to obtain FDA clearances or approvals and noncompliance with FDA regulations. As with any pharmaceutical under development, there are significant risks in the development, regulatory approval and commercialization of new products. There are no guarantees that future clinical trials discussed in this press release will be completed or successful or that any product will receive regulatory approval for any indication or prove to be commercially successful. Investors should read the risk factors set forth in Synergy’s Form 10-K for the year ended December 31, 2015 and other periodic reports filed with the Securities and Exchange Commission. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Forward-looking statements included herein are made as of the date hereof, and Synergy does not undertake any obligation to update publicly such statements to reflect subsequent events or circumstances.

Company Contact:

Gem Hopkins

VP, Investor Relations and Corporate Communications

212-584-7610

ghopkins@synergypharma.com